UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2007

THE PRINCETON REVIEW, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2315 Broadway
New York, New York 10024
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (212) 874-8282

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EX-99.1: PRESS RELEASE

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Effective August 28, 2007, Margot Lebenberg, a named executive officer, no longer served as the Executive Vice President, Secretary and General Counsel of The Princeton Review, Inc. (the “Company”). In connection with her departure, the Company entered into an Agreement and General Mutual Release dated August 30, 2007 with Ms. Lebenberg that provides for the payment of $73,750 to Ms. Lebenberg and a standard release by the Company in exchange for a standard release by Ms. Lebenberg. This amount is in addition to any amounts which may be due and owing Ms. Lebenberg pursuant to her Employment Agreement, as previously disclosed.
     Attached as Exhibit 99.1 is a copy of a press release of the Company dated August 29, 2007, announcing Ms. Lebenberg’s departure and the appointment of her successor, Mr. Neal Winneg.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
Exhibits.

99.1	Press release dated August 29, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: August 31, 2007
/s/ Stephen Melvin
	Name:	Stephen Melvin
	Title:	Chief Financial Officer